UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2024

DYCOM INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11780 U.S. Highway One, Suite 600
Palm Beach Gardens,	FL	33408
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 627-7171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer; Appointment of Chair of the Board of Directors

On June 14, 2024, Dycom Industries, Inc. (the “Company”) announced the appointment of Daniel S. Peyovich, the Company’s Executive Vice President and Chief Operating Officer since 2021, as the Company’s President. Mr. Peyovich’s appointment is made in connection with the resignation of Steven E. Nielsen as the Company’s President, effective as of June 14, 2024, and with his planned retirement as Chair of the Board of Directors (the “Board”) and Chief Executive Officer of the Company. Mr. Nielsen is expected to retire as the Company’s Chair of the Board and Chief Executive Officer on November 30, 2024 (the “Retirement Date”). Mr. Peyovich will succeed Mr. Nielsen as the Company’s Chief Executive Officer following the Retirement Date.

Effective on the Retirement Date, Richard K. Sykes, a member of the Board since 2018, will succeed Mr. Nielsen as the Company’s Chair of the Board.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Steven E. Nielsen’s Amended and Restated Employment Agreement

In connection with Steven E. Nielsen’s resignation from his role as President of the Company, his employment agreement with the Company, dated as of May 21, 2020, was amended and restated effective as of June 14, 2024 (as amended and restated, the “Nielsen Agreement”). The Nielsen Agreement provides that Mr. Nielsen will continue to serve as Chair of the Board and Chief Executive Officer of the Company until the Retirement Date. During the term of the Nielsen Agreement, the Company will provide Mr. Nielsen with the following compensation and benefits: (i) an annual base salary of $1,250,900; (ii) an annual bonus as determined by the Board of Directors with a target bonus opportunity of 125% of his base salary and a maximum bonus opportunity of 284% of his base salary; (iii) eligibility to participate in long-term incentive plans of the Company; (iv) eligibility to participate in all employee benefit plans or programs of the Company; and (v) expense reimbursement, including for an annual executive physical.

Upon his retirement from service on the Retirement Date, Mr. Nielsen will be entitled to receive an amount equal to his base salary (at the rate in effect on the Retirement Date) for the period through May 31, 2025 (as if he remained employed until that date), payable in a single lump sum within 30 days following the Retirement Date, and his full annual bonus for the fiscal year of his separation from service based on actual results and payable after performance is certified. In addition, outstanding equity awards held by Mr. Nielsen at the time of his retirement will be treated as follows: (i) performance based full-value awards will continue to vest until the expiration of the two-year period following May 31, 2025 and be earned based on actual performance measured at the end of the original performance period, (ii) time vesting full-value awards will continue to vest until the expiration of the three-year period following May 31, 2025, (iii) stock options will continue to vest on their terms as if Mr. Nielsen did not have a separation from service and remain exercisable until the original expiration date and (iv) any other equity awards will continue to vest in accordance with their terms. Mr. Nielsen will be subject to customary non-competition and non-solicitation covenants during the continued vesting period.

If Mr. Nielsen should die following the Retirement Date, all outstanding equity awards at such time, to the extent unvested, would become fully vested, with performance based awards vesting at target. If the Company experiences a change in control following the Retirement Date, all outstanding stock options and restricted stock unit awards at such time, to the extent unvested, would become fully vested, and all outstanding performance share unit awards would immediately vest at their respective target performance levels. Mr. Nielsen and his spouse also will continue to participate in the Company’s health plans until such time that Mr. Nielsen is eligible for Medicare (or receive a cash payment in lieu of participation if participation is not permitted).

The above summary of the Nielsen Agreement does not purport to be complete and is qualified in its entirety by reference to the Nielsen Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Daniel S. Peyovich’s Employment Agreement

On June 14, 2024, the Company entered into a new employment agreement with Daniel S. Peyovich (the “Peyovich Agreement”) whereby Mr. Peyovich will serve as President and Chief Operating Officer until the planned retirement of Steven E. Nielsen. The Peyovich Agreement provides that Mr. Peyovich will become the Company’s President and Chief Executive Officer on the Retirement Date. The Peyovich Agreement is effective as of June 14, 2024 and supersedes the employment agreement between the Company and Mr. Peyovich dated as of January 6, 2021. The term of the Peyovich Agreement commences on June 14, 2024 and continues until November 30, 2027, with automatic one-year extensions thereafter, unless a timely notice of non-renewal is delivered by either party; provided that, if there is a change in control of the Company at any time, the term will be for two years from the date of the change in control, with automatic one-year extensions thereafter.

During the term of the Peyovich Agreement, the Company will provide Mr. Peyovich with the following compensation and benefits: (i) an annual base salary of $840,000, to be increased to $1,125,000 upon the Retirement Date (subject to increase by the Compensation Committee of the Board); (ii) for the fiscal year ending in January 2025, an annual bonus as determined by the Board or the Compensation Committee of the Board with a target bonus opportunity of 100% of his base salary (based on the weighted average of his base salary until the Retirement Date and his base salary during the portion of such fiscal year following the Retirement Date); (iii) for each subsequent fiscal year, an annual bonus as determined by the Board or the Compensation Committee of the Board with a target bonus opportunity of 115% of his base salary; (iv) eligibility to participate in long-term incentive plans of the Company; (v) effective as of the Retirement Date, an award of time-based restricted stock units with an aggregate grant date fair value equal to $2,000,000 (divided by the average closing price of the Company’s stock on the New York Stock Exchange for the 45-day trading period ending on the second trading day prior to the Retirement Date) and with a vesting date on the fourth anniversary of the Retirement Date (the “Promotion RSUs”), subject to Mr. Peyovich’s continued employment through the vesting date; (vi) eligibility to participate in all employee benefit plans or programs of the Company; and (vii) expense reimbursement, including for an annual executive physical.

If Mr. Peyovich resigns his employment with the Company without “good reason” or the Company terminates his employment for “cause,” he will not be entitled to any severance payments, other than accrued benefits. In the event that the Company terminates his employment without cause or Mr. Peyovich resigns his employment with the Company for good reason during the employment term, but prior to a change in control of the Company, Mr. Peyovich will be entitled to (i) a cash severance payment equal to two and a half times the sum of: (x) his then annual base salary, plus (y) the greater of (a) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (b) the target annual bonus for the fiscal year of his separation from service. The cash severance payment will be payable in substantially equal monthly installments over the 30-month period following such termination or resignation, provided that any remaining payments will be paid in a lump sum within five days following a change in control; and (ii) to the extent not already vested, a pro rata portion of the Promotion RSUs will immediately vest. In addition, Mr. Peyovich will continue to participate in the Company’s health and welfare plans until the earliest of (a) two years following his resignation of employment for good reason or his termination of employment by the Company without cause or (b) Mr. Peyovich obtaining other employment and becoming eligible to participate in the welfare benefit plans of his new employer (or a cash payment in lieu of if participation is not permitted).

If the Company terminates Mr. Peyovich’s employment without cause or Mr. Peyovich resigns his employment for good reason on or following a change in control of the Company (or if Mr. Peyovich reasonably demonstrates that a termination prior to a change in control (a) was at the request of a third party or (b) arose in connection with or in anticipation of change in control which actually occurs), Mr. Peyovich will be entitled to (1) a cash severance payment equal to three times the sum of: (i) his then annual base salary, plus (ii) the greater of (x) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (y) the target annual bonus for the year of his separation from service and (2) a pro rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the target annual bonus for the fiscal year of his separation from service, multiplied by a fraction equal to the number of days employed during the year divided by 365. These amounts will be payable in a single lump sum within five days following such termination or resignation. Mr. Peyovich will also continue to participate in the Company’s health and welfare plans until the earliest of (a) two years following his resignation of employment for good reason or his termination of employment by the Company without cause or (b) Mr. Peyovich obtaining other employment and becoming eligible to participate in the welfare benefit plans of his new employer (or receive a cash payment in lieu of participation if participation is not permitted). In addition, all outstanding equity awards held by Mr. Peyovich at the time of his resignation of employment with the Company for good reason or his termination of employment by the Company without cause on or following a change in control will fully and immediately vest with performance based awards vesting at target.

In the event the Company fails to renew the Peyovich Agreement following the expiration of the employment term on substantially no less favorable terms and Mr. Peyovich terminates his employment, he will be entitled to receive a cash severance payment equal to: (x) one times his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the immediately preceding three fiscal years or (ii) 100% of his base salary. The severance payment will be payable in substantially equal monthly installments over the 12-month period following the non-renewal, provided that any remaining payments will be paid in a lump sum within 5 days following a change in control. In addition, to the extent not already vested, a pro rata portion of the Promotion RSUs will immediately vest.

If Mr. Peyovich’s employment with the Company terminates as a result of death or disability, Mr. Peyovich would be entitled to the following: (i) in the case of death, any outstanding equity awards will fully and immediately vest with performance based awards vesting at target performance levels and (ii) in the case of disability, continued vesting of any outstanding equity awards, with any performance based awards vesting in accordance with their terms. Mr. Peyovich will be subject to customary non-competition and non-solicitation covenants during the continued vesting period.

If any severance payment or other payments due to Mr. Peyovich would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Peyovich will receive either (i) the full amount of the payments or (ii) the greatest amount of the payments such that no portion is subject to the excise tax (taking into account Mr. Peyovich’s payment of any excise tax), whichever results in a greater after-tax benefit to him.

Payment of severance under the Peyovich Agreement is generally contingent upon Mr. Peyovich’s execution and delivery of a general waiver and release of claims against the Company. Mr. Peyovich is subject to a five-year confidentiality covenant and non-competition and non-solicitation covenants for one-year following his separation from service (or, if longer, for so long as equity awards continue to vest following his separation from service). Mr. Peyovich is also subject to an assignment of inventions and developments agreement.

The Peyovich Agreement also provides for arbitration in the event of any dispute or controversy arising out of the Peyovich Agreement or Mr. Peyovich’s employment with the Company. The Company will pay or reimburse Mr. Peyovich for all reasonable legal fees and costs incurred in connection with the negotiation, review and execution of the Peyovich Agreement (up to a maximum amount of $40,000) and, on an after tax basis, for all reasonable legal fees and expenses incurred by him in enforcing rights under the Peyovich Agreement.

The above summary of the Peyovich Agreement does not purport to be complete and is qualified in its entirety by reference to the Peyovich Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Employment Agreement by and between Dycom Industries, Inc. and Steven E. Nielsen, dated as of June 14, 2024.
10.2	Employment Agreement by and between Dycom Industries, Inc. and Daniel S. Peyovich, dated as of June 14, 2024.
99.1	Press Release dated June 17, 2024.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 17, 2024

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Vice President, General Counsel and Corporate Secretary